EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 19, 2018, relating to the consolidated financial statements of Nordstrom, Inc., and subsidiaries, and the effectiveness of Nordstrom, Inc. and subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K of Nordstrom, Inc. for the year ended February 3, 2018.

/s/ Deloitte & Touche LLP
Seattle, Washington
May 30, 2018